Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Union National Financial Corporation
Lancaster, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 27, 2009, relating to the consolidated financial statements of Union National Financial Corporation appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Lancaster, Pennsylvania
June 2, 2009